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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 16, 2003

                                   ----------

                                KITTY HAWK, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                 0-25202                              75-2564006
     (State or other jurisdiction of              (Commission File Number)                  (I.R.S. Employer
              incorporation)                                                              Identification No.)

          1515 WEST 20TH STREET
             P.O. BOX 612787
     DFW INTERNATIONAL AIRPORT, TEXAS                                                            75261
 (Address of principal executive offices)                                                      (Zip Code)

       Registrant's telephone number, including area code: (972) 456-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

SETTLEMENT OF BANKRUPTCY ADMINISTRATIVE CLAIM

         As previously disclosed, at June 30, 2003, one administrative claim in the amount of $1.3 million remained unresolved in Kitty Hawk's bankruptcy proceedings. On August 15, 2003, an unsuccessful mediation was held to resolve the claim. In September 2003 during trial proceedings, Kitty Hawk and the claimant reached a settlement of the dispute and, on September 16, 2003, the bankruptcy court entered an order providing for the claim to be satisfied upon Kitty Hawk's payment of $53,000 to the claimant. Kitty Hawk made the payment on September 16, 2003.

RESOLUTION OF EAGLE GLOBAL LOGISTICS ARBITRATION

         Also as previously disclosed, in July 2002, Kitty Hawk filed a demand for binding arbitration against EGL, Inc. d/b/a Eagle Global Logistics with the American Arbitration Association to resolve its claim to collect for freight transportation services rendered to EGL. EGL subsequently admitted it owed Kitty Hawk for these freight transportation services, but asserted that its counterclaims offset its debt to Kitty Hawk.

         The arbitration hearing started on June 9, 2003 and concluded on June 13, 2003. The parties submitted their final post-hearing briefs on July 25, 2003. On August 18, 2003, the arbitrators ruled in favor of Kitty Hawk, awarding Kitty Hawk substantially all of the freight transportation services revenue it was seeking and denying all of EGL's counterclaims. On September 8, 2003, EGL timely filed a motion to modify and correct the award, which was denied by the arbitrators on September 23, 2003. EGL will pay the amounts owed to Kitty Hawk pursuant to a mutually agreeable payment schedule.






                                    * * * * *


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                KITTY HAWK, INC.

Date: October 8, 2003
                                By:      /s/ STEVEN E. MARKHOFF
                                         ---------------------------------------
                                Name:    Steven E. Markhoff
                                Title:   Vice President Strategic Planning,
                                         General Counsel and Corporate Secretary